Exhibit 3.1
FOURTH AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
SHOULDER INNOVATIONS, INC.
The undersigned, for the purpose of amending and restating the Certificate of Incorporation of SHOULDER INNOVATIONS, INC., a corporation organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware (the “Company”), hereby certifies that:
ONE: The Company was incorporated under the name Shoulder Innovations, Inc. pursuant to an original Certificate of Incorporation filed with the Secretary of the State of Delaware (the “Delaware Secretary”) on February 10, 2017; the Certificate of Incorporation was amended pursuant to a Certificate of Amendment filed with the Delaware Secretary on November 17, 2017; the Certificate of Incorporation was subsequently amended pursuant to a Certificate of Amendment filed with the Delaware Secretary on October 1, 2018; the Certificate of Incorporation was subsequently amended and restated pursuant to a First Amended and Restated Certificate of Incorporation filed with the Delaware Secretary on January 27, 2020; the Certificate of Incorporation was subsequently amended and restated pursuant to a Second Amended and Restated Certificate of Incorporation filed with the Delaware Secretary on October 22, 2020; the Certificate of Incorporation was subsequently amended and restated pursuant to a Third Amended and Restated Certificate of Incorporation filed with the Delaware Secretary on February 10, 2023; the Certificate of Incorporation was subsequently amended pursuant to a Certificate of First Amendment filed with the Delaware Secretary on March 2, 2023; the Certificate of Incorporation was subsequently amended pursuant to a Certificate of Second Amendment filed with the Delaware Secretary on August 7, 2023; and the Certificate of Incorporation was subsequently amended pursuant to a Certificate of Third Amendment filed with the Delaware Secretary on April 19, 2024 (collectively, the “Certificate of Incorporation”).
TWO: He is the duly elected and acting Chief Executive Officer of the Company.
THREE: The Certificate of Incorporation is hereby amended and restated to read as follows:
I.
The name of the Company is SHOULDER INNOVATIONS, INC.
II.
The address of the registered office of the Company in the State of Delaware is Corporation Trust Center, 1209 Orange Street, City of Wilmington, County of New Castle, Delaware 19801 and the name of the registered agent of the Company in the State of Delaware at such address is The Corporation Trust Company.

III.
The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law, as amended (the “DGCL”).
IV.
A.    Upon the filing of this Fourth Amended and Restated Certificate of Incorporation (this “Restated Certificate”) with the Delaware Secretary (the “Filing Date”), the total number of shares of all classes of capital stock which the Company shall have the authority to issue shall be 519,434,551 shares, consisting solely of: 280,986,575 shares of common stock, par value $0.001 per share (the “Common Stock”); and 238,447,976 shares of preferred stock, par value $0.001 per share (the “Preferred Stock”), 16,840,400 shares of which shall be designated as “Series Seed Convertible Preferred Stock” (the “Series Seed Preferred”), 22,399,370 shares of which shall be designated as “Series A Convertible Preferred Stock” (the “Series A Preferred”), 6,913,964 shares of which shall be designated as “Series B Convertible Preferred Stock” (the “Series B Preferred”), 50,116,284 shares of which shall be designated as “Series C Convertible Preferred Stock” (the “Series C Preferred”), 83,403,626 shares of which shall be designated as “Series D Convertible Preferred Stock” (the “Series D Preferred”) and 58,774,332 shares of which shall be designated as “Series E Convertible Preferred Stock” (the “Series E Preferred”). All references to this Restated Certificate shall mean this Restated Certificate as may be amended or restated from time to time in accordance with the terms hereof and applicable law.
B.    The rights, preferences, privileges, restrictions and other matters relating to the Preferred Stock are as follows:
1.    DIVIDEND RIGHTS.
(a)    Series E Dividend. Holders of the Series E Preferred, in preference to the holders of the Series D Preferred, the Series C Preferred, the Series B Preferred, the Series A Preferred, the Series Seed Preferred and the Common Stock, shall be entitled to receive, when and if declared by the Board of Directors of the Company (the “Board”), but only out of funds that are legally available therefor, a non-cumulative dividend at a rate of eight percent (8%) per annum of the Series E Original Issue Price on each outstanding share of the Series E Preferred (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares after the Filing Date). The “Series E Original Issue Price” means $0.68278104 per share (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like after the Filing Date).
(b)    Series D Dividend. After payment of dividends set forth in Subsection 1(a), holders of the Series D Preferred, in preference to the holders of the Series C Preferred, the Series B Preferred, the Series A Preferred, the Series Seed Preferred and the Common Stock, shall be entitled to receive, when and if declared by the Board, but only out of funds that are legally available therefor, a non-cumulative dividend at a rate of eight percent (8%) per annum of the Series D Original Issue Price on each outstanding share of the Series D

Preferred (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares after the Filing Date). The “Series D Original Issue Price” means $0.5412 per share (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like after the Filing Date).
(c)    Series C Dividend. After payment of dividends set forth in Subsections 1(a) and 1(b), holders of the Series C Preferred, in preference to the holders of the Series B Preferred, the Series A Preferred, the Series Seed Preferred and the Common Stock, shall be entitled to receive, when and if declared by the Board, but only out of funds that are legally available therefor, a non-cumulative dividend at a rate of eight percent (8%) per annum of the Series C Original Issue Price on each outstanding share of the Series C Preferred (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares after the Filing Date). The “Series C Original Issue Price” means $0.43 per share (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like after the Filing Date).
(d)    Series B Dividend. After payment of dividends set forth in Subsections 1(a), 1(b) and 1(c), holders of the Series B Preferred, in preference to the holders of the Series A Preferred, the Series Seed Preferred and the Common Stock, shall be entitled to receive, when and if declared by the Board, but only out of funds that are legally available therefor, a non-cumulative dividend at a rate of eight percent (8%) per annum of the Series B Original Issue Price on each outstanding share of the Series B Preferred (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares after the Filing Date). The “Series B Original Issue Price” means $0.372 per share (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like after the Filing Date).
(e)    Series A Dividend. After payment of dividends set forth in Subsections 1(a), 1(b), 1(c) and 1(d), holders of the Series A Preferred, in preference to the holders of the Series Seed Preferred and the Common Stock, shall be entitled to receive, when and if declared by the Board, but only out of funds that are legally available therefor, a non-cumulative dividend at a rate of eight percent (8%) per annum of the Series A Original Issue Price on each outstanding share of the Series A Preferred (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares after the Filing Date). The “Series A Original Issue Price” means $0.25 per share (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like after the Filing Date).
(f)    Series Seed Dividend. After payment of dividends set forth in Subsections 1(a), 1(b), 1(c) 1(d), and 1(e), holders of the Series Seed Preferred, in preference to the holders of the Common Stock, shall be entitled to receive, when and if declared by the Board, but only out of funds that are legally available therefor, a non-cumulative dividend at a rate of eight percent (8%) per annum of the Series Seed Original Issue Price on each outstanding share of the Series Seed Preferred (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares after the Filing Date). The “Series Seed Original Issue Price” means $0.08434 per share (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like after the Filing Date).

(g)    Participation in Common Stock Dividends. If the Board shall declare a dividend payable upon the then-outstanding shares of the Common Stock (other than a dividend payable entirely in shares of the Common Stock), in addition to any dividend payable pursuant to Subsections (1)(a) through 1(f) above, the Board shall declare at the same time a dividend upon the then-outstanding shares of the Preferred Stock, payable at the same time as the dividend paid on the Common Stock, in an amount equal to the amount of dividends per share of the Preferred Stock as would have been payable on the number of shares of the Common Stock into which each share of the Preferred Stock held by each holder thereof had been converted if such shares of the Preferred Stock had been converted to the Common Stock pursuant to the provisions of Section 4 hereof as of the record date for the determination of holders of the Common Stock entitled to receive such dividends.
2.    VOTING RIGHTS.
(a)    General Rights. Except as otherwise provided herein or by law, the Preferred Stock shall vote together with the Common Stock and all other classes and series of stock of the Company as a single class on all actions to be taken by the stockholders of the Company including, but not limited to, actions amending the certificate of incorporation of the Company to increase or decrease the number of authorized shares of the Common Stock. Each holder of shares of the Preferred Stock shall be entitled to the number of votes equal to the whole number of shares of the Common Stock into which such shares of the Preferred Stock are then convertible pursuant to Section 4 hereof.
(b)    Separate Vote of Preferred Stock. For so long as any of the authorized shares of the Preferred Stock remains outstanding, the Company shall not, either directly or indirectly by amendment, merger, reclassification, consolidation or otherwise, do any of the following without (in addition to any other vote or consent required by this Restated Certificate or by law) the written consent or affirmative vote of the holders in the aggregate of at least sixty percent (60%) of the then outstanding shares of Preferred Stock, voting or consenting together as a separate single class and on an as converted to Common Stock basis (the “Preferred Stock Majority”), given in writing or by vote at a meeting, consenting or voting (as the case may be), and any such act or transaction entered into without such consent or vote shall be null and void ab initio, and of no force or effect:
(i)    authorize or effect a liquidation, dissolution or winding up of the affairs of the Company, or authorize or effect any Deemed Liquidation Event;
(ii)    amend, alter or repeal any provision of this Restated Certificate or the bylaws of the Company, as may be amended from time to time pursuant to its terms (the “Bylaws”);
(iii)    create, authorize the creation of or issue any additional shares of capital stock (or other equity securities, rights or instruments convertible or exercisable for such shares) unless the same ranks junior to all series of Preferred Stock with respect to the distribution of assets on the liquidation, dissolution or winding up of the Company or upon a Deemed Liquidation Event, the payment of dividends and rights of redemption, if any, or if such additional shares (or other equity securities, rights or instruments convertible or exercisable for such shares) have separate series or class voting rights such that the holders of such shares would be entitled to a separate class or series vote with respect to any matter, including but not limited to those set forth in Subsections 2(b)(i) through 2(b)(xix), except for rights which such new class or series of stock would have pursuant to Section 242(b)(2) of the General Corporation Law (the “Separate Voting Rights”);
(iv)    reclassify, alter or amend any existing security of the Company that is pari passu with the Preferred Stock (or any series thereof) in respect of the distribution of assets on the liquidation, dissolution or winding up of the Company, the payment of dividends or rights of redemption, if such reclassification, alteration or amendment would render such other security senior to the Preferred Stock (or any series thereof) in respect of any such right, preference, or privilege, (ii) reclassify, alter or amend any existing security of the Company that is junior to the Preferred Stock (or any series thereof) in respect of the distribution of assets on the liquidation, dissolution or winding up of the Company, the payment of dividends or rights of redemption, if such reclassification, alteration or amendment would render such other security senior to or pari passu with the Preferred Stock (or any series thereof) in respect of any such right, preference or privilege, or (iii) reclassify, alter or amend any existing security of the Company that does not have Separate Voting Rights, if such reclassification, alteration or amendment would provide for Separate Voting Rights;
(v)    amend, alter, repeal, or change any provision of this Restated Certificate, or of the Bylaws in any manner adverse to the Preferred Stock, or any series thereof;
(vi)    increase or decrease the authorized number of shares of Common Stock or Preferred Stock, or any series thereof;
(vii)    purchase or redeem (or permit any subsidiary to purchase or redeem) or pay or declare any dividend or make any distribution on, any shares of capital stock of the Company other than (y) repurchases of stock from former employees, officers, directors, consultants or other persons who performed services for the Company or any subsidiary in connection with the cessation of such employment or service at the lower of the original purchase price or the then-current fair market value thereof or (z) as otherwise approved by the Board (including a majority of the then-serving Preferred Directors (as defined below));
(viii)    increase or decrease the size of the Board;
(ix)    issue any debt instrument (or series of related debt instruments) in excess of $1,000,000 or cumulative debt in excess of $2,000,000, unless such debt instruments unless are provided for in the Company’s budget as approved by the Board; or
(x)    undertake any act or enter into any agreement that could result in the Company’s issuing shares of its capital stock to acquire all or substantially all of the equity securities of another entity or all or substantially all of the assets of any other entity and the number of shares of capital stock of the Company so issued or issuable would exceed ten percent (10%) of the shares of the Company’s capital stock (including all outstanding securities of the Company on as exercised and as converted to Common Stock basis, plus the amount of any unallocated shares of Common stock in any incentive plan of the Company) outstanding immediately prior to such issuance;
(xi)    authorize or effect the acquisition in any manner, directly or indirectly, of the capital stock or a substantial portion of the assets of any entity by the Company if such transaction involves commitments by the Company in excess of $1,000,000;
(xii)    change the principal business of the Company, enter new lines of business, or exit the current line of business;
(xiii)    create any new equity incentive plan, or increase the number of shares reserved for issuance under any of the Company’s equity incentive plans except to the extent approved by the Board (including a majority of the then-serving Preferred Directors);
(xiv)    enter into or be a party to any transaction with any director, officer or 5% stockholder of the Company or any “associate” (as defined in Rule 12b-2 promulgated under the Securities Exchange Act of 1934, as amended) of any such person (other than (i) standard employment agreements and employee benefits generally made available to all employees, (ii) standard director and officer indemnification agreements, and (iii) the purchase of shares of the Company’s capital stock and the issuance of options to purchase shares of the Company’s Common Stock) except to the extent approved by the Board (including a majority of the then-serving Preferred Directors);
(xv)    create or hold capital stock in any subsidiary that is not wholly-owned, or dispose of any subsidiary stock or all or substantially all of any subsidiary assets;
(xvi)    unless approved by the Board (including a majority of the then-serving Preferred Directors), cause or permit any of its subsidiaries to sell, issue, sponsor, create or distribute any digital tokens, cryptocurrency or other blockchain-based assets (collectively, “Tokens”), including through a pre-sale, initial coin offering, token distribution event or crowdfunding, or through the issuance of any instrument convertible into or exchangeable for Tokens; or
(xvii)    permit any subsidiary to take any of the aforementioned prohibited actions.
(c)    Separate Vote of Series C Preferred. For so long as at least twenty percent (20%) of the authorized shares of the Series C Preferred remains outstanding, as adjusted for any stock splits, stock dividends, combinations, subdivisions, recapitalizations or the like, the Company shall not, either directly or indirectly by amendment, merger, reclassification, consolidation or otherwise, do any of the following without (in addition to any other vote or consent required by this Restated Certificate or by law) the written consent or affirmative vote of the holders in the aggregate of at least sixty percent (60%) of the then outstanding shares of Series C Preferred, given in writing or by vote at a meeting, consenting or voting (as the case may be), and any such act or transaction entered into without such consent or vote shall be null and void ab initio, and of no force or effect:
(i)    alter, change or waive the powers, preferences, or rights of the shares of the Series C Preferred so as to affect them adversely, but shall not so affect the entire class of Preferred Stock;
(ii)    increase or decrease the number of authorized shares of the Series C Preferred; or
(iii)    amend, change or waive any provision of this Subsection 2(c).
(d)    Separate Vote of Series D Preferred. For so long as at least twenty percent (20%) of the authorized shares of the Series D Preferred remains outstanding, as adjusted for any stock splits, stock dividends, combinations, subdivisions, recapitalizations or the like, the Company shall not, either directly or indirectly by amendment, merger, reclassification, consolidation or otherwise, do any of the following without (in addition to any other vote or consent required by this Restated Certificate or by law) the written consent or affirmative vote of the holders in the aggregate of at least sixty-five percent (65%) of the then outstanding shares of Series D Preferred, given in writing or by vote at a meeting, consenting or voting (as the case may be), and any such act or transaction entered into without such consent or vote shall be null and void ab initio, and of no force or effect:
(i)    alter, change or waive the powers, preferences, or rights of the shares of the Series D Preferred so as to affect them adversely, but shall not so affect the entire class of Preferred Stock;
(ii)    increase or decrease the number of authorized shares of the Series D Preferred; or
(iii)    amend, change or waive any provision of this Subsection 2(d).
(e)    Separate Vote of Series E Preferred. For so long as at least twenty percent (20%) of the authorized shares of the Series E Preferred remains outstanding, as adjusted for any stock splits, stock dividends, combinations, subdivisions, recapitalizations or the like, the Company shall not, either directly or indirectly by amendment, merger, reclassification, consolidation or otherwise, do any of the following without (in addition to any other vote or consent required by this Restated Certificate or by law) the written consent or affirmative vote of the holders in the aggregate of at least sixty percent (60%) of the then outstanding shares of Series E Preferred, given in writing or by vote at a meeting, consenting or voting (as the case may be), and any such act or transaction entered into without such consent or vote shall be null and void ab initio, and of no force or effect:
(i)    alter, change or waive the powers, preferences, or rights of the shares of the Series E Preferred so as to affect them adversely, but shall not so affect the entire class of Preferred Stock;
(ii)    increase or decrease the number of authorized shares of the Series E Preferred;
(iii)    amend, change or waive any provision of this Subsection 2(e).
(f)    Election of Board of Directors.
(i)    As long as at least twenty percent (20%) of the aggregate number of shares of Series Seed Preferred, Series A Preferred and Series B Preferred originally issued are then outstanding, as adjusted for any stock splits, stock dividends, combinations, subdivisions, recapitalizations or the like, the holders of the then outstanding shares of Series Seed Preferred, Series A Preferred and Series B Preferred, voting together as a separate class, shall be entitled to elect one (1) director of the Company at any election of directors (the “Series Seed/A/B Director”). As long as at least twenty percent (20%) of the shares of Series C Preferred originally issued are then outstanding, as adjusted for any stock splits, stock dividends, combinations, subdivisions, recapitalizations or the like, the holders of the then outstanding shares of Series C Preferred shall be entitled to elect two (2) directors of the Company at any election of directors (the “Series C Directors”). As long as at least twenty percent (20%) of the shares of Series D Preferred originally issued are then outstanding, as adjusted for any stock splits, stock dividends, combinations, subdivisions, recapitalizations or the like, the holders of the then outstanding shares of Series D Preferred shall be entitled to elect one (1) director of the Company at any election of directors (the “Series D Director” and collectively with the Series Seed/A/B Director and the Series C Directors, the “Preferred Directors”). The holders of Preferred Stock and the holders of Common Stock, voting together as a single class and on an as converted to Common Stock basis, shall be entitled to elect any remaining directors of the Company.
(ii)    Notwithstanding the provisions of Section 223(a)(1) and 223(a)(2) of the General Corporation Law, any vacancy, including newly created directorships resulting from any increase in the authorized number of directors or amendment of this Restated Certificate, and any vacancy created by removal or resignation of a director, may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director, and the directors so chosen shall hold office until the next annual election and until their successors are duly elected and shall qualify, unless sooner displaced; provided, however, that where such vacancy occurs among the directors elected by the holders of a class or series of stock or different classes or series voting separately or together, the holders of shares of such class, series or different classes or series voting separately (or together, as the case may be), may override the Board’s action to fill such vacancy by (i) voting for their own designee to fill such vacancy at a meeting of the Company’s stockholders or (ii) written consent, if the consenting stockholders hold a sufficient number of shares to elect their designee at a meeting of the stockholders, pursuant to the terms and conditions of that certain Fourth Amended and Restated Voting Agreement entered into as of or around the Filing Date by and among the Company and the Stockholders named therein, as such may be amended or restated in accordance therewith from time to time (the “Voting Agreement”). Any director may be removed during his or her term of office, either with or without cause, by, and only by, the affirmative vote of the holders of the shares of the class or series of stock (or the different classes or series voting separately, or together, as the case may be) entitled to elect such director or directors, given either at a special meeting of such stockholders duly called for that purpose or pursuant to a written consent of stockholders, and any vacancy thereby created may be filled by the holders of that class or series of stock (or different classes or series voting separately, or together as the case may be) represented at the meeting or pursuant to written consent, pursuant to the terms of the Voting Agreement.
(iii)    Each such director shall be entitled to one (1) vote on all matters at all meetings of the directors or in connection with any action by written consent in lieu of a meeting pursuant to the DGCL.
(iv)    At any meeting held for the purpose of electing a director, the presence in person or by proxy of the holders of a majority of the outstanding shares of the class or series entitled to elect such director as provided above shall constitute a quorum for the purpose of electing such director.
3.    LIQUIDATION RIGHTS.
(a)    Preferential Payments to the Holders of the Series E Preferred. In the event of any Deemed Liquidation Event, voluntary or involuntary liquidation, dissolution or winding up of the Company, the holders of the Series E Preferred then-outstanding shall be entitled to be paid out of the assets of the Company legally available for distribution to its stockholders (or the consideration received in such transaction), before any payment shall be made to the holders of the Series D Preferred, the Series C Preferred, the Series B Preferred, the Series A Preferred, the Series Seed Preferred or the Common Stock or any other class or series of capital stock ranking on liquidation junior to the Series E Preferred by reason of their ownership thereof, an amount per share of the Series E Preferred equal to one times (1x) the Series E Original Issue Price plus any dividends declared but unpaid on each such share of the Series E Preferred (the “Series E Liquidation Preference”). If, upon any such Deemed Liquidation Event, liquidation, dissolution or winding up, the assets of the Company (or the consideration received in such transaction), shall be insufficient to make payment in full to all holders of the Series E Preferred of the Series E Liquidation Preference, then such assets (or consideration) shall be distributed among the holders of the Series E Preferred at the time outstanding, ratably in proportion to the full amounts to which they would otherwise be respectively entitled with respect to the Series E Preferred.
(b)    Preferential Payments to the Holders of the Series D Preferred. In the event of any Deemed Liquidation Event, voluntary or involuntary liquidation, dissolution or winding up of the Company, after full payment of the Series E Liquidation Preference, the holders of the Series D Preferred then-outstanding shall be entitled to be paid out of the assets of the Company legally available for distribution to its stockholders (or the consideration received in such transaction), before any payment shall be made to the holders of the Series C Preferred, the Series B Preferred, the Series A Preferred, the Series Seed Preferred or the Common Stock or any other class or series of capital stock ranking on liquidation junior to the Series D Preferred by reason of their ownership thereof, an amount per share of the Series D Preferred equal to one times (1x) the Series D Original Issue Price plus any dividends declared but unpaid on each such share of the Series D Preferred (the “Series D Liquidation Preference”). If, upon any such Deemed Liquidation Event, liquidation, dissolution or winding up, the assets of the Company (or the consideration received in such transaction), shall be insufficient to make payment in full to all holders of the Series D Preferred of the Series D Liquidation Preference, then such assets (or consideration) shall be distributed among the holders of the Series D Preferred at the time outstanding, ratably in proportion to the full amounts to which they would otherwise be respectively entitled with respect to the Series D Preferred.
(c)    Preferential Payments to the Holders of the Series C Preferred. In the event of any Deemed Liquidation Event, voluntary or involuntary liquidation, dissolution or winding up of the Company, after full payment of the Series E Liquidation Preference and the Series D Liquidation Preference, the holders of the Series C Preferred then-outstanding shall be entitled to be paid out of the remaining assets of the Company legally available for distribution to its stockholders (or the consideration received in such transaction), before any payment shall be made to the holders of the Series B Preferred, the Series A Preferred, the Series Seed Preferred or the Common Stock or any other class or series of capital stock ranking on liquidation junior to the Series C Preferred by reason of their ownership thereof, an amount per share of the Series C Preferred equal to one times (1x) the Series C Original Issue Price plus any dividends declared but unpaid on each such share of the Series C Preferred (the “Series C Liquidation Preference”). If, upon any such Deemed Liquidation Event, liquidation, dissolution or winding up, the assets of the Company (or the consideration received in such transaction), shall be insufficient to make payment in full to all holders of the Series C Preferred of the Series C Liquidation Preference, then such assets (or consideration) shall be distributed among the holders of the Series C Preferred at the time outstanding, ratably in proportion to the full amounts to which they would otherwise be respectively entitled with respect to the Series C Preferred.
(d)    Preferential Payments to the Holders of the Series B Preferred. In the event of any Deemed Liquidation Event, voluntary or involuntary liquidation, dissolution or winding up of the Company, after full payment of the Series E Liquidation Preference, the Series D Liquidation Preference and the Series C Liquidation Preference, the holders of the Series B Preferred then-outstanding shall be entitled to be paid out of the remaining assets of the Company legally available for distribution to its stockholders (or the consideration received in such transaction), before any payment shall be made to the holders of the Series A Preferred, the Series Seed Preferred or the Common Stock or any other class or series of capital stock ranking on liquidation junior to the Series B Preferred by reason of their ownership thereof, an amount per share of the Series B Preferred equal to one times (1x) the Series B Original Issue Price plus any dividends declared but unpaid on each such share of the Series B Preferred (the “Series B

Liquidation Preference”). If, upon any such Deemed Liquidation Event, liquidation, dissolution or winding up, the assets of the Company (or the consideration received in such transaction), shall be insufficient to make payment in full to all holders of the Series B Preferred of the Series B Liquidation Preference, then such assets (or consideration) shall be distributed among the holders of the Series B Preferred at the time outstanding, ratably in proportion to the full amounts to which they would otherwise be respectively entitled with respect to the Series B Preferred.
(e)    Preferential Payments to the Holders of the Series A Preferred. In the event of any Deemed Liquidation Event, voluntary or involuntary liquidation, dissolution or winding up of the Company, after full payment of the Series E Liquidation Preference, the Series D Liquidation Preference, the Series C Liquidation Preference and the Series B Liquidation Preference, the holders of the Series A Preferred then-outstanding shall be entitled to be paid out of the remaining assets of the Company legally available for distribution to its stockholders (or the consideration received in such transaction), before any payment shall be made to the holders of the Series Seed Preferred or the Common Stock or any other class or series of capital stock ranking on liquidation junior to the Series A Preferred by reason of their ownership thereof, an amount per share of the Series A Preferred equal to one times (1x) the Series A Original Issue Price plus any dividends declared but unpaid on each such share of the Series A Preferred (the “Series A Liquidation Preference”). If, upon any such Deemed Liquidation Event, liquidation, dissolution or winding up, the assets of the Company (or the consideration received in such transaction), shall be insufficient to make payment in full to all holders of the Series A Preferred of the Series A Liquidation Preference, then such assets (or consideration) shall be distributed among the holders of the Series A Preferred at the time outstanding, ratably in proportion to the full amounts to which they would otherwise be respectively entitled with respect to the Series A Preferred.
(f)    Preferential Payments to the Holders of the Series Seed Preferred. In the event of any Deemed Liquidation Event, voluntary or involuntary liquidation, dissolution or winding up of the Company, after full payment of the Series E Liquidation Preference, the Series D Liquidation Preference, the Series C Liquidation Preference, the Series B Liquidation Preference and the Series A Liquidation Preference, the holders of the Series Seed Preferred then-outstanding shall be entitled to be paid out of the remaining assets of the Company legally available for distribution to its stockholders (or the consideration received in such transaction), before any payment shall be made to the holders of the Common Stock or any other class or series of capital stock ranking on liquidation junior to the Series Seed Preferred by reason of their ownership thereof, an amount per share of the Series Seed Preferred equal to one times (1x) the Series Seed Original Issue Price plus any dividends declared but unpaid on each such share of the Series Seed Preferred (the “Series Seed Liquidation Preference”). If, upon any such Deemed Liquidation Event, liquidation, dissolution or winding up, the assets of the Company (or the consideration received in such transaction), shall be insufficient to make payment in full to all holders of the Series Seed Preferred of the Series Seed Liquidation Preference, then such assets (or consideration) shall be distributed among the holders of the Series Seed Preferred at the time outstanding, ratably in proportion to the full amounts to which they would otherwise be respectively entitled with respect to the Series Seed Preferred.

(g)    Distribution of Remaining Assets. In the event of any Deemed Liquidation Event, voluntary or involuntary liquidation, dissolution or winding up of the Company, after full payment of the Series E Liquidation Preference, the Series D Liquidation Preference, the Series C Liquidation Preference, the Series B Liquidation Preference, the Series A Liquidation Preference and the Series Seed Liquidation Preference, the remaining assets of the Company available for distribution to its stockholders (or consideration received in such transaction) shall be distributed among the holders of the shares of the Preferred Stock and the Common Stock, pro rata based on the number of shares held by each such holder, treating for this purpose all such securities as if they had been converted to the Common Stock pursuant to Section 4 hereof immediately prior to such Deemed Liquidation Event, liquidation, dissolution or winding up of the Company. The aggregate amount which a holder of a share of the Preferred Stock is entitled to receive under Subsections 3(a), (b), (c), (d), (e), (f), and (g) is hereinafter referred to as the “Preferred Liquidation Amount”.
(h)    Deemed Liquidation Events.
(i)    Definition.    Each of the following events shall be considered a “Deemed Liquidation Event”, unless the Preferred Stock Majority, voting as a separate class, elects otherwise by written notice given to the Company at least ten (10) days prior to the effective date of any such event:
(A)    a merger or consolidation in which (i) the Company is a constituent party or (ii) a subsidiary of the Company is a constituent party and the Company issues shares of its capital stock pursuant to such merger or consolidation, except any such merger or consolidation involving the Company or a subsidiary in which the shares of capital stock of the Company outstanding immediately prior to such merger or consolidation continue to represent, or are converted into or exchanged for shares of capital stock that represent, immediately following such merger or consolidation, at least a majority of the capital stock of (1) the surviving or resulting corporation; or (2) if the surviving or resulting corporation is a wholly owned subsidiary of another corporation immediately following such merger or consolidation, the parent corporation of such surviving or resulting corporation;
(B)    the sale, lease, transfer, exclusive license or other disposition, in a single transaction or series of related transactions, by the Company or any subsidiary of the Company of all or substantially all the assets (or all or substantially all of the intellectual property assets) of the Company and its subsidiaries taken as a whole or (2) the sale or disposition (whether by merger, consolidation or otherwise, and whether in a single transaction or a series of related transactions) of one (1) or more subsidiaries of the Company if substantially all of the assets (or all or substantially all of the intellectual property assets) of the Company and its subsidiaries taken as a whole are held by such subsidiary or subsidiaries, except where such sale, lease, transfer, exclusive license or other disposition is to a wholly owned subsidiary of the Company; or
(C)    A Public Offering that is not a Qualified Public Offering.

(ii)    Effecting a Deemed Liquidation Event.
(A)    The Company shall not have the power to effect a Deemed Liquidation Event, voluntary or involuntary liquidation, dissolution or winding up of the Company unless the definitive agreement for such transaction (the “Transaction Agreement”) provides that the consideration payable to the stockholders of the Company shall be allocated among the holders of capital stock of the Company in accordance with Subsections 3(a), (b), (c), (d), (e), (f), and (g) above.
(B)    In the event of a Deemed Liquidation Event referred to in Subsections 3(h)(i)(A)(2) or 3(h)(i)(B) above, if the Company does not effect a dissolution of the Company under the DGCL within sixty (60) days after such Deemed Liquidation Event, then (1) the Company shall send a written notice to each holder of the Preferred Stock no later than the sixtieth (60th) day after the Deemed Liquidation Event advising such holders of their right (and the requirements to be met to secure such right) pursuant to the terms of the following clause (2) to require the redemption of such shares of the Preferred Stock, and (2) unless the Preferred Stock Majority, voting together as a single class on an as-converted to Common Stock basis, request otherwise in a written instrument delivered to the Company not later than ninety (90) days after such Deemed Liquidation Event, the Company shall use the consideration received by the Company for such Deemed Liquidation Event (net of any retained liabilities associated with the assets sold or technology licensed, as determined in good faith by the Board (including the affirmative vote of a majority of the then-serving Preferred Directors)) together with any other assets of the Company available for distribution to its stockholders, all to the extent permitted by Delaware law governing distributions to stockholders (the “Available Proceeds”), on the one hundred twentieth (120th) day after such Deemed Liquidation Event, to redeem all outstanding shares of the Preferred Stock at a price per share equal to the applicable Preferred Liquidation Amount.
(C)    Notwithstanding the foregoing, in the event of a redemption pursuant to the preceding clause (B), if the Available Proceeds are not sufficient to redeem all outstanding shares of the Preferred Stock, or if the Company does not have sufficient lawfully available funds to effect such redemption, the Company shall first redeem a pro rata portion of each holder’s shares of the Series E Preferred, in preference to the holders of the shares of the Series D Preferred, the Series C Preferred, the Series B Preferred, the Series A Preferred and the Series Seed Preferred, to the fullest extent of such Available Proceeds or such lawfully available funds, as the case may be, based on the respective amounts which would otherwise be payable in respect of the shares of the Series E Preferred to be redeemed if the legally available funds were sufficient to redeem all such shares of the Series E Preferred, and shall redeem the remaining shares of the Series E Preferred as soon as practicable after the Company has funds legally available therefor second redeem a pro rata portion of each holder’s shares of the Series D Preferred, in preference to the holders of the shares of the Series C Preferred, the Series B Preferred, the Series A Preferred and the Series Seed Preferred, to the fullest extent of such Available Proceeds or such lawfully available funds, as the case may be, based on the respective amounts which would otherwise be payable in respect of the shares of the Series D Preferred to be redeemed if the legally available funds were sufficient to redeem all such shares of the Series D Preferred, and shall redeem the remaining shares of the Series D Preferred as soon as practicable after the Company has funds legally available therefor, third redeem a pro rata portion of each holder’s shares of the Series C Preferred, in preference to the holders of the shares of the Series B Preferred, Series A Preferred and the Series Seed Preferred, to the fullest extent of such Available Proceeds or such lawfully available funds, as the case may be, based on the respective amounts which would otherwise be payable in respect of the shares of the Series C Preferred to be redeemed if the legally available funds were sufficient to redeem all such shares of the Series C Preferred, and shall redeem the remaining shares of the Series C Preferred as soon as practicable after the Company has funds legally available therefor, fourth redeem a pro rata portion of each holder’s shares of the Series B Preferred, in preference to the holders of the shares of the Series A Preferred and the Series Seed Preferred, to the fullest extent of such remaining Available Proceeds or such lawfully available funds, as the case may be, based on the respective amounts which would otherwise be payable in respect of the shares of the Series B Preferred to be redeemed if the legally available funds were sufficient to redeem all such shares of the Series B Preferred, and shall redeem the remaining shares of the Series B Preferred as soon as practicable after the Company has funds legally available therefor, fifth redeem a pro rata portion of each holder’s shares of the Series A Preferred, in preference to the holders of the shares of the Series Seed Preferred, to the fullest extent of such remaining Available Proceeds or such lawfully available funds, as the case may be, based on the respective amounts which would otherwise be payable in respect of the shares of the Series A Preferred to be redeemed if the legally available funds were sufficient to redeem all such shares of the Series A Preferred, and shall redeem the remaining shares of the Series A Preferred as soon as practicable after the Company has funds legally available therefor, and sixth redeem a pro rata portion of each holder’s shares of the Series Seed Preferred, to the fullest extent of such remaining Available Proceeds or such lawfully available funds, as the case may be, based on the respective amounts which would otherwise be payable in respect of the shares of the Series Seed Preferred to be redeemed if the legally available funds were sufficient to redeem all such shares of the Series Seed Preferred, and shall redeem the remaining shares of the Series Seed Preferred as soon as practicable after the Company has funds legally available therefor. Prior to the distribution or redemption provided for in this Subsection 3(h)(ii)(C), the Company shall not expend or dissipate the consideration received for such Deemed Liquidation Event, except to discharge expenses incurred in connection with such Deemed Liquidation Event or in the ordinary course of business. The date upon which any such redemption is required to be effected pursuant to this Subsection 3(h)(ii) shall be the “Redemption Date”.
(D)    The Company shall send written notice of any redemption pursuant to this Subsection 3(h)(ii) (the “Redemption Notice”) to each holder of record of the Preferred Stock as required by Subsection 3(h)(ii). Each Redemption Notice shall state:
(1)    the number of shares held by the holder that the Company shall redeem on the Redemption Date specified in the Redemption Notice (which number shall not be less than the number of shares the Company is then required to redeem);

(2)    the Redemption Date and the redemption price; and
(3)    that the holder is to surrender to the Company, in the manner and at the place designated, such holder’s certificate or certificates representing the shares of Preferred Stock to be redeemed.
If the Company receives, on or prior to the tenth (10th) day after the date of delivery of the Redemption Notice to a holder of the Preferred Stock, written notice from such holder that such holder elects to be excluded from the redemption provided in this Subsection 3(h)(ii), then the shares of the Preferred Stock registered on the books of the Company in the name of such holder at the time of the Company’s receipt of such notice shall thereafter be “Excluded Shares”. Excluded Shares shall not be redeemed or redeemable pursuant to this Subsection 3(h)(ii), whether on such Redemption Date or thereafter.
(E)    On or before the applicable Redemption Date, each holder of shares to be redeemed on such Redemption Date shall surrender the certificate or certificates representing such shares (or, if such registered holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Company to indemnify the Company against any claim that may be made against the Company on account of the alleged loss, theft or destruction of such certificate) to the Company, in the manner and at the place designated in the Redemption Notice, and thereupon the redemption price for such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof. In the event less than all of the shares represented by a certificate are redeemed, a new certificate representing the unredeemed shares shall promptly be issued to such holder.
(F)    If the Redemption Notice shall have been duly given, and if on the applicable Redemption Date the redemption price payable upon redemption of the shares to be redeemed on such Redemption Date is paid or tendered for payment or deposited with an independent payment agent so as to be available therefor in a timely manner, then notwithstanding that the certificates evidencing any of the shares so called for redemption shall not have been surrendered, dividends (if any) with respect to such shares shall cease to accrue after such Redemption Date and all rights with respect to such shares shall forthwith after the Redemption Date terminate, except only the right of the holders to receive the redemption price without interest upon surrender of their certificate or certificates therefor. Any shares of the Preferred Stock that are redeemed or otherwise acquired by the Company or any of its subsidiaries shall be automatically and immediately cancelled and retired and shall not be reissued, sold or transferred.

(iii)    Amount Deemed Paid or Distributed. If the amount deemed paid or distributed under this Subsection 3(h) is made in property other than in cash, the value of such distribution shall be the fair market value of such property, determined as follows:
(A)    For securities not subject to investment letters or other similar restrictions on free marketability,
(1)    if traded on a securities exchange or the NASDAQ Stock Market, the value shall be deemed to be the average of the closing prices of the securities on such exchange or market over the thirty (30) trading day period ending three (3) days prior to the closing of such transaction;
(2)    if actively traded over-the-counter, the value shall be deemed to be the average of the closing bid or sale prices (whichever is applicable) over the thirty (30) trading day period ending three (3) days prior to the closing of such transaction; or
(3)    if there is no active public market, the value shall be the fair market value thereof, as determined by the Board (including the affirmative vote of a majority of the then-serving Preferred Directors).
(B)    The method of valuation of securities subject to investment letters or other similar restrictions on free marketability (other than restrictions arising solely by virtue of a stockholder’s status as an affiliate or former affiliate) shall take into account an appropriate discount (as mutually determined by the Board, including the approval of a majority of the then-serving Preferred Directors) from the market value as determined pursuant to clause (A) above so as to reflect the approximate fair market value thereof.
(C)    For any other property other than cash, the value shall be the fair market value thereof, as determined by the Board (including the affirmative vote of the then-serving Preferred Directors).
For the purposes of this Subsection 3(e), “trading day” means any day which the exchange or system on which the securities to be distributed are traded is open and “closing prices” or “closing bid or sales prices” shall be deemed to be: (A) for securities traded primarily on the New York Stock Exchange or Nasdaq Stock Market, the last reported trade price or sale price, as the case may be, at 4:00 p.m., New York time, on that day and (B) for securities listed or traded on other exchanges, markets and systems, the market price as of the end of the regular hours trading period that is generally accepted as such for such exchange, market or system. If, after the date hereof, the benchmark times generally accepted in the securities industry for determining the market price of a stock as of a given trading day shall change from those set forth above, the fair market value shall be determined as of such other generally accepted benchmark times.
(iv)    Allocation of Escrow and Contingent Consideration. In the event of a Deemed Liquidation Event, liquidation, dissolution or winding up of the affairs of the Company, if any portion of the consideration payable to the stockholders of the Company is placed into escrow, is retained as a holdback to be available for satisfaction of indemnification or similar obligations, and/or is payable to the stockholders of the Company subject to contingencies, the Transaction Agreement shall provide that (A) the portion of such consideration that is not placed in escrow, not retained as a holdback to be available for satisfaction of indemnification or similar obligations and not subject to any contingencies (the “Initial Consideration”) shall be allocated among the holders of capital stock of the Company in accordance with Subsections 3(a), (b), (c), (d), (e), (f) and (g) above as if the Initial Consideration were the only consideration payable in connection with such Deemed Liquidation Event and (B) any additional consideration which becomes payable to the stockholders of the Company upon release from escrow or satisfaction of contingencies shall be allocated among the holders of capital stock of the Company in accordance with Subsections 3(a), (b), (c), (d), (e), (f) and (g) above after taking into account the previous payment of the Initial Consideration as part of the same transaction.
(v)    Events Not Constituting A Deemed Liquidation Event. In the event that the Company determines to distribute the proceeds (cash or otherwise) resulting from any sale or other transfer of a significant portion of its assets (which would not be a Deemed Liquidation Event) or the proceeds from an option to acquire securities or assets of the Company, the proceeds resulting therefrom (including in respect of any ongoing payments, such as a royalty or milestone payment) will be distributed in accordance with Subsections 3(a) through (g) (and not as a dividend under Section 1) and shall be deemed to be a payment (or partial payment, as applicable) with respect to the applicable Preferred Liquidation Amount.
4.    CONVERSION RIGHTS. The holders of the Preferred Stock shall have the following rights with respect to conversion into shares of the Common Stock:
(a)    Optional Conversion. Subject to and in compliance with the provisions of this Subsection 4, shares of the Preferred Stock may, at the option of the holder thereof, be converted by the holder thereof at any time into fully-paid and nonassessable shares of the Common Stock. The number of shares of the Common Stock to which a holder of the Preferred Stock shall be entitled upon conversion shall be the product obtained by multiplying the Applicable Conversion Rate (as defined below) then in effect (determined as provided in Subsection 4(b)) by the number of shares of the Preferred Stock being converted.
(b)    Conversion Rate. The conversion rate in effect at any time for conversion of the Series E Preferred (the “Series E Conversion Rate”) shall be the quotient obtained by dividing the Series E Original Issue Price by the Series E Conversion Price, calculated as provided in Subsection 4(c). The conversion rate in effect at any time for conversion of the Series D Preferred (the “Series D Conversion Rate”) shall be the quotient obtained by dividing the Series D Original Issue Price by the Series D Conversion Price, calculated as provided in Subsection 4(c). The conversion rate in effect at any time for conversion of the Series C Preferred (the “Series C Conversion Rate”) shall be the quotient obtained by dividing the Series C Original Issue Price by the Series C Conversion Price, calculated as provided in Subsection 4(c). The conversion rate in effect at any time for conversion of the Series B Preferred (the “Series B Conversion Rate”) shall be the quotient obtained by dividing the Series B Original Issue Price by the Series B Conversion Price, calculated as provided in Subsection 4(c). The conversion rate in effect at any time for conversion of the Series A Preferred (the “Series A Conversion Rate”) shall be the quotient obtained by dividing the Series A Original Issue Price by the Series A Conversion Price, calculated as provided in Subsection 4(c). The conversion rate in effect at any time for conversion of the Series Seed Preferred (the “Series Seed Conversion Rate”) shall be the quotient obtained by dividing the Series Seed Original Issue Price by the Series Seed Conversion Price, calculated as provided in Subsection 4(c). The term “Applicable Conversion Rate” shall refer to the Series E Conversion Rate, the Series D Conversion Rate, the Series C Conversion Rate, the Series B Conversion Rate, the Series A Conversion Rate or the Series Seed Conversion Rate, as the case may be.
(c)    Conversion Price. The conversion price for the Series E Preferred (the “Series E Conversion Price”) shall, as of the Filing Date, be the Series E Original Issue Price. The conversion price for the Series D Preferred (the “Series D Conversion Price”) shall, as of the Filing Date, be the Series D Original Issue Price. The conversion price for the Series C Preferred (the “Series C Conversion Price”) shall, as of the Filing Date, be the Series C Original Issue Price. The conversion price for the Series B Preferred (the “Series B Conversion Price”) shall, as of the Filing Date, be the Series B Original Issue Price. The conversion price for the Series A Preferred (the “Series A Conversion Price”) shall, as of the Filing Date, be the Series A Original Issue Price. The conversion price for the Series Seed Preferred (the “Series Seed Conversion Price”) shall, as of the Filing Date, be the Series Seed Original Issue Price. The term “Applicable Conversion Price” shall refer to the Series E Conversion Price, the Series D Conversion Price, the Series C Conversion Price, the Series B Conversion Price, the Series A Conversion Price or the Series Seed Conversion Price, as the case may be. Each Applicable Conversion Price for a series of Preferred Stock shall be adjusted from time to time in accordance with this Section 4. All references to an Applicable Conversion Price for a series of Preferred Stock shall mean such Applicable Conversion Price, as so adjusted.
(d)    Mechanics of Conversion. Each holder of the Preferred Stock who desires to convert the same into shares of the Common Stock pursuant to this Section 4 shall surrender the certificate or certificates therefore, duly endorsed (or, if such holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Company to indemnify the Company against any claim that may be made against the Company on account of the alleged loss, theft or destruction of such certificate), at the office of the Company or any transfer agent for the Preferred Stock, and shall give written notice to the Company at such office that such holder elects to convert the same. Such notice shall state the number of shares of the Preferred Stock being converted. Thereupon, the Company shall promptly (but in no event more than three (3) business days after delivery of the notice required by the first sentence of this Subsection 4(d)) issue and deliver at such office to such holder a certificate or certificates for the number of shares of the Common Stock to which such holder is entitled and shall promptly pay (i) in shares of the Common Stock (at the Applicable Conversion Price) any declared but unpaid dividends on the shares of such Preferred Stock being converted and (ii) in cash (at the Common Stock’s fair market value determined in good faith by the Board (including the affirmative vote of a majority of the Preferred Directors)

as of the date of conversion) the value of any fractional share of the Common Stock otherwise issuable to any holder of the Preferred Stock. Such conversion shall be deemed to have been made at the close of business on the date of such surrender of the certificates representing the shares of the Preferred Stock to be converted, and the person entitled to receive the shares of the Common Stock issuable upon such conversion shall be treated for all purposes as the record holder of such shares of the Common Stock on such date.
(e)    Adjustment for Stock Splits and Combinations. If at any time or from time to time on or after the date that the first share of the Series E Preferred is issued (the “Series E Original Issue Date”), the Company effects a subdivision of the outstanding Common Stock without a corresponding subdivision of the Preferred Stock, the Applicable Conversion Price in effect immediately before that subdivision shall be proportionately decreased. Conversely, if at any time or from time to time after the Series E Original Issue Date, the Company combines the outstanding shares of Common Stock into a smaller number of shares without a corresponding combination of the Preferred Stock, the Applicable Conversion Price in effect immediately before the combination shall be proportionately increased. Any adjustment under this Subsection 4(e) shall become effective at the close of business on the date the subdivision or combination becomes effective.
(f)    Adjustment for Common Stock Dividends and Distributions. If at any time or from time to time on or after the Series E Original Issue Date, the Company pays a dividend or other distribution on the Common Stock in additional shares of the Common Stock, the Applicable Conversion Price that is then in effect shall be decreased as of the time of such issuance, as provided below:
(i)    The Applicable Conversion Price shall be adjusted by multiplying such Applicable Conversion Price then in effect by a fraction:
(A)    the numerator of which is the total number of shares of the Common Stock issued and outstanding immediately prior to the time of such issuance, and
(B)    the denominator of which is the total number of shares of the Common Stock issued and outstanding immediately prior to the time of such issuance plus the number of shares of the Common Stock issuable in payment of such dividend or distribution.
(ii)    If the Company fixes a record date to determine which holders of the Common Stock are entitled to receive such dividend or other distribution, the Applicable Conversion Price shall be fixed as of the close of business on such record date and the number of shares of the Common Stock shall be calculated immediately prior to the close of business on such record date.
(iii)    If such record date is fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefore, the Applicable Conversion Price shall be recomputed accordingly as of the close of business on such record date and thereafter the Applicable Conversion Price shall be adjusted pursuant to this Subsection 4(f) to reflect the actual payment of such dividend or distribution.
(iv)    No such adjustment shall be made if the holders of the Preferred Stock simultaneously receive a dividend or other distribution of shares of the Common Stock in a number equal to the number of shares of the Common Stock as they would have received if all outstanding shares of the Preferred Stock had been converted into shares of the Common Stock on the date of such event.
(g)    Adjustment for Reclassification, Exchange and Substitution. If at any time or from time to time on or after the Series E Original Issue Date, the Common Stock issuable upon the conversion of the Preferred Stock is changed into the same or a different number of shares of any class or classes of stock, whether by recapitalization, reclassification or otherwise (other than a Deemed Liquidation Event or a subdivision or combination of shares or stock dividend or a reorganization, merger, consolidation or sale of assets provided for elsewhere in this Section 4), in any such event, each holder of the Preferred Stock shall then have the right to convert such stock into the kind and amount of stock and other securities and property receivable upon such recapitalization, reclassification or other change by holders of the maximum number of shares of the Common Stock into which such shares of the Preferred Stock could have been converted immediately prior to such recapitalization, reclassification or change, all subject to further adjustment as provided herein or with respect to such other stock, securities or property by the terms thereof.
(h)    Reorganizations, Mergers or Consolidations. If at any time or from time to time on or after the Series E Original Issue Date, there is a capital reorganization of the Common Stock or a merger or consolidation of the Company with or into another corporation or another entity or person (other than a Deemed Liquidation Event or a recapitalization, subdivision, combination, reclassification, exchange or substitution of shares provided for elsewhere in this Section 4), as a part of such capital reorganization, merger or consolidation, provision shall be made so that the holders of the Preferred Stock shall thereafter be entitled to receive, upon conversion of the Preferred Stock, the number of shares of stock or other securities or property of the Company to which a holder of the number of shares of the Common Stock deliverable upon conversion would have been entitled upon such capital reorganization, merger or consolidation, subject to adjustment in respect of such stock, securities or property by the terms thereof. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 4 with respect to the rights of the holders of the Preferred Stock after the capital reorganization, merger or consolidation to the end that the provisions of this Section 4 (including adjustment of the Applicable Conversion Price then in effect and the number of shares issuable upon conversion of the Preferred Stock) shall be applicable after that event and be as nearly equivalent as practicable.
(i)    Sale of Shares Below Applicable Conversion Price.
(i)    If at any time or from time to time after the Series E Original Issue Date, the Company issues or sells, or is deemed by the express provisions of this Subsection 4(i) to have issued or sold, Additional Shares of Common Stock, other than as a dividend or other distribution on the Common Stock in Additional Shares of the Common Stock as provided in Subsection 4(f) above, and other than a subdivision or combination of shares of the Common Stock as provided in Subsection 4(e) above, for an Effective Price less than the then-effective Applicable Conversion Price, then and, in each such case, the then-effective Applicable Conversion Price, shall be reduced, as of the opening of business on the date of such issue or sale, to a price determined by multiplying such Applicable Conversion Price in effect immediately prior to such issuance or sale by a fraction equal to:
(A)    the numerator of which shall be (1) the number of Shares of Common Stock Deemed Outstanding immediately prior to such issue or sale, plus (2) the number of shares of the Common Stock which the Aggregate Consideration received or deemed to have been received by the Company for the total number of Additional Shares of Common Stock so issued would purchase at the then-effective Applicable Conversion Price, and
(B)    the denominator of which shall be (1) the number of Shares of Common Stock Deemed Outstanding immediately prior to such issue or sale plus (2) the total number of Additional Shares of Common Stock so issued.
(ii)    No adjustment shall be made to the Applicable Conversion Price under this Subsection 4(i) in an amount less than $0.001 per share. Any adjustment otherwise required by this Subsection 4(i) that is not required to be made due to the preceding sentence shall be included in any subsequent adjustment to the Applicable Conversion Price.
(iii)    For the purpose of the adjustment required under this Subsection 4(i), if the Company issues or sells (y) Options (as defined below) or (z) Convertible Securities (as defined below) (excluding Options or Convertible Securities that are themselves Exempted Securities) for the purchase of Additional Shares of Common Stock, and if the Effective Price of such Additional Shares of Common Stock is less than the then-existing Applicable Conversion Price, in each case the Company shall be deemed to have issued at the time of the issuance of such Options or Convertible Securities the maximum number of Additional Shares of Common Stock issuable upon exercise or conversion thereof and to have received as consideration for the issuance of such shares an amount equal to the total amount of the consideration, if any, received by the Company for the issuance of such Options or Convertible Securities plus:
(A)    in the case of such Options, the minimum amounts of consideration, if any, payable to the Company upon the exercise of such Options; and
(B)    in the case of such Convertible Securities, the minimum amounts of consideration, if any, payable to the Company upon the conversion thereof (other than by cancellation of liabilities or obligations evidenced by such Convertible Securities);
provided, that if the minimum amount of such consideration cannot be ascertained, but are a function of anti-dilution or similar protective clauses, the Company shall be deemed to have received the minimum amount of consideration without reference to such clauses;

provided further, that if the minimum amount of consideration payable to the Company upon the exercise or conversion of such Options or Convertible Securities is reduced over time or on the occurrence or non-occurrence of specified events other than by reason of anti-dilution adjustments, the Effective Price shall be recalculated using the figure to which such minimum amount of consideration is reduced; and
provided further, that if the minimum amount of consideration payable to the Company upon the exercise or conversion of such Options or Convertible Securities is subsequently increased, or the number of Additional Shares of Common Stock issued upon such exercise or conversion is subsequently decreased over time or upon the occurrence or non-occurrence of certain specified events other than by reason of anti-dilution adjustments, the Effective Price shall be again recalculated using the increased minimum amount of consideration payable to the Company upon the exercise or conversion of such Options or Convertible Securities, or the number of Additional Shares of Common Stock to be issued shall be again recalculated using the figure to which the number of such shares is decreased.
(iv)    No further adjustment of the Applicable Conversion Price, as adjusted upon the issuance of such Options or Convertible Securities, shall be made as a result of the actual issuance of Additional Shares of Common Stock or the exercise of any such Options or the conversion of any such Convertible Securities. If any such Options or the conversion privilege represented by any such Convertible Securities shall expire without having been exercised, the Applicable Conversion Price as adjusted upon the issuance of such Options or Convertible Securities shall be readjusted to the Applicable Conversion Price which would have been in effect had an adjustment been made on the basis that the only Additional Shares of Common Stock so issued were the Additional Shares of Common Stock, if any, actually issued or sold on the exercise of such Options or rights of conversion of such Convertible Securities, and such Additional Shares of Common Stock, if any, were issued or sold for the consideration actually received by the Company upon such exercise, plus the consideration, if any, actually received by the Company for the granting of all such Options, whether or not exercised, plus the consideration received for issuing or selling the Convertible Securities actually converted, plus the consideration, if any, actually received by the Company (other than by cancellation of liabilities or obligations evidenced by such Convertible Securities) on the conversion of such Convertible Securities, provided, that such readjustment shall not apply to prior conversions of any shares of the Preferred Stock.
Notwithstanding the provisions of this Subsection 4(i), (x) no adjustment to the then-existing Series E Conversion Price shall be made pursuant to this Subsection 4(i) if, on or before the date of an issuance or sale, or deemed issuance or sale, of Additional Shares of Common Stock, the holders in the aggregate of at least sixty percent (60%) of the outstanding shares of the Series E Preferred waive the application of this Subsection 4(i) to the Series E Conversion Price in connection with any such issuance or sale, or deemed issuance or sale, and, notwithstanding anything else set forth in this Restated Certificate no waiver of the application of this Subsection 4(i) to the Series E Conversion Price shall be effective without the prior written consent of the holders in the aggregate of at least sixty percent (60%) of the outstanding shares of Series E Preferred, (y) no adjustment to the then-existing Series D Conversion Price shall be made pursuant to this Subsection 4(i) if, on or before the date of an issuance or sale, or deemed issuance or sale, of Additional Shares of Common Stock, the holders in the aggregate of at least sixty-five percent (65%) of the outstanding shares of the Series D Preferred waive the application of this Subsection 4(i) to the Series D Conversion Price in connection with any such issuance or sale, or deemed issuance or sale, and, notwithstanding anything else set forth in this Restated Certificate no waiver of the application of this Subsection 4(i) to the Series D Conversion Price shall be effective without the prior written consent of the holders in the aggregate of at least sixty percent (60%) of the outstanding shares of Series D Preferred, (z) no adjustment to the then-existing Series C Conversion Price shall be made pursuant to this Subsection 4(i) if, on or before the date of an issuance or sale, or deemed issuance or sale, of Additional Shares of Common Stock, the holders in the aggregate of at least sixty percent (60%) of the outstanding shares of the Series C Preferred waive the application of this Subsection 4(i) to the Series C Conversion Price in connection with any such issuance or sale, or deemed issuance or sale, and, notwithstanding anything else set forth in this Restated Certificate no waiver of the application of this Subsection 4(i) to the Series C Conversion Price shall be effective without the prior written consent of the holders in the aggregate of at least sixty percent (60%) of the outstanding shares of Series C Preferred, (aa) no adjustment to the then-existing Series B Conversion Price shall be made pursuant to this Subsection 4(i) if, on or before the date of an issuance or sale, or deemed issuance or sale, of Additional Shares of Common Stock, the holders in the aggregate of at least a majority of the outstanding shares of the Series B Preferred waive the application of this Subsection 4(i) to the Series B Conversion Price in connection with any such issuance or sale, or deemed issuance or sale, (bb) no adjustment to the then-existing Series A Conversion Price shall be made pursuant to this Subsection 4(i) if, on or before the date of an issuance or sale, or deemed issuance or sale, of Additional Shares of Common Stock, the holders in the aggregate of at least a majority of the outstanding shares of the Series A Preferred waive the application of this Subsection 4(i) to the Series A Conversion Price in connection with any such issuance or sale, or deemed issuance or sale, and (cc) no adjustment to the then-existing Series Seed Conversion Price shall be made pursuant to this Subsection 4(i) if, on or before the date of an issuance or sale, or deemed issuance or sale, of Additional Shares of Common Stock, the holders in the aggregate of at least a majority of the outstanding shares of the Series Seed Preferred waive the application of this Subsection 4(i) to the Series Seed Conversion Price in connection with any such issuance or sale, or deemed issuance or sale.
(v)    As used in this Subsection 4(i) and elsewhere in this Restated Certificate, capitalized terms shall have the following meanings:
(A)    “Additional Shares of Common Stock” means all shares of the Common Stock issued by the Company or deemed to be issued pursuant to this Subsection 4(i) (including shares of Common Stock issuable in respect of Convertible Securities and Options, as well as shares of Common Stock subsequently reacquired or retired by the

Company), and, for purposes of this Subsection 4(i) only, all shares of the Preferred Stock, other than the following (collectively, the “Exempted Securities”):
(1)    shares of the Common Stock issued upon conversion of the Preferred Stock pursuant to the terms hereof, or as a dividend or distribution on the Preferred Stock;
(2)    shares of the Common Stock or the Preferred Stock issued upon the conversion of any debenture, warrant, option or other convertible security outstanding as of, or approved and authorized prior to, the Series E Original Issue Date;
(3)    shares of the Common Stock issuable upon a stock split, stock dividend or any subdivision of shares of the Common Stock that is covered by Subsection 4(e);
(4)    shares Common Stock issued by the Company up to a maximum amount of 41,700,495 shares (the “Authorized Plan Amount”), and options issued by the Company to purchase such shares of Common Stock, to employees, independent contractors, officers, or directors of the Company pursuant to stock purchase agreements, equity incentive plans or agreements, stock bonus awards, or other incentive stock arrangements approved by the Board (collectively, “Incentive Equity”) (which maximum amount of shares of Common Stock and options therefore includes Incentive Equity outstanding as of the Filing Date); provided, however that any options for such shares that expire or terminate unexercised or any restricted stock repurchased by the Company at cost shall not be counted toward such maximum number unless and until such shares are regranted as new stock grants (or as new options); provided, further that the Authorized Plan Amount may otherwise be increased if approved by the Board, including the approval of a majority of the then-serving Preferred Directors;
(5)    shares of the Common Stock issued or issuable to banks, equipment lessors pursuant to a debt financing, equipment leasing or real property leasing transaction approved by the Board, including a majority of the then-serving Preferred Directors;
(6)    shares of the Common Stock issued or issuable for consideration other than cash pursuant to a technology license, business combination, strategic partnership or joint venture transaction approved by the Board, including a majority of the then-serving Preferred Directors, which approval expressly provides that such shares are Exempted Securities; and
(7)    shares of Common Stock issued by the Company in connection with a Qualified Public Offering.

References in this definition of “Additional Shares of Common Stock” shall mean all shares of the Common Stock issued by the Company or deemed to be issued pursuant to this Subsection 4(i).
(B)    “Aggregate Consideration” means: (1) to the extent it consists of cash, be computed at the net amount of cash received by the Company after deduction of any underwriting or similar commissions, compensation or concessions paid or allowed by the Company in connection with such issue or sale but without deduction of any expenses payable by the Company, (2) to the extent it consists of property other than cash, be computed at the fair value of that property as determined in good faith by the Board, including the approval of a majority of the then-serving Preferred Directors, and (3) if Additional Shares of Common Stock, Convertible Securities or Options to purchase either Additional Shares of Common Stock or Convertible Securities are issued or sold together with other stock or securities or other assets of the Company for a consideration which covers both, be computed as the portion of the consideration so received that may be reasonably determined in good faith by the Board, including the approval of a majority of the then-serving Preferred Directors, to be allocable to such Additional Shares of Common Stock, Convertible Securities or Options.
(C)    “Convertible Securities” means any evidence of indebtedness, stock or other securities directly or indirectly convertible into or exchangeable for shares of the Common Stock, but excluding Options.
(D)    “Effective Price” means the quotient determined by dividing the total number of Additional Shares of Common Stock issued or sold, or deemed to have been issued or sold, by the Company under this Subsection 4(i), into the Aggregate Consideration received, or deemed to have been received by the Company for such issue under this Subsection 4(i) for such Additional Shares of Common Stock.
(E)    “Options” means rights, options or warrants to subscribe for, purchase or otherwise acquire Common Stock or Convertible Securities.
(F)    “Shares of Common Stock Deemed Outstanding” means, as of any given date, the sum of (1) the number of shares of the Common Stock outstanding, (2) the number of shares of the Common Stock into which the then-outstanding shares of the Preferred Stock could be converted if fully converted on the day immediately preceding the given date, and (3) the number of shares of the Common Stock which could be obtained through the exercise or conversion of all other outstanding Options or Convertible Securities outstanding on the day immediately preceding the given date.
(j)    Multiple Closing Dates. In the event the Company shall issue on more than one date Additional Shares of Common Stock that are a part of one transaction or a series of related transactions and that would result in an adjustment to the Applicable Conversion Price pursuant to the terms of Subsection 4(i) above, then, upon the final such issuance, the Applicable Conversion Price shall be readjusted to give effect to all such issuances as if they occurred on the date of the first such issuance (and without giving effect to any additional adjustments as a result of any such subsequent issuances within such period).

(k)    Certificate of Adjustment. In each case of an adjustment or readjustment of the Applicable Conversion Price for the number of shares of the Common Stock or other securities issuable upon conversion of the Preferred Stock, the Company, at its expense, shall compute such adjustment or readjustment in accordance with the provisions hereof and prepare a certificate showing such adjustment or readjustment, and shall mail such certificate, by first class mail, postage prepaid, to each registered holder of the Preferred Stock at the holder’s address as shown in the Company’s books. The certificate shall set forth such adjustment or readjustment, showing in detail the facts upon which such adjustment or readjustment is based, including a statement of (i) the consideration received or deemed to be received by the Company for any Additional Shares of Common Stock issued or sold or deemed to have been issued or sold, (ii) the Effective Price of any such Additional Shares of Common Stock, (iii) the Applicable Conversion Price at the time in effect, (iv) the number of Additional Shares of Common Stock and (v) the type and amount, if any, of other property which at the time would be received upon conversion of the Preferred Stock.
(l)    Notices of Record Date. Upon (i) any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, (ii) any Deemed Liquidation Event, (iii) any stock dividend, stock split, combination of shares, reverse stock split, reorganization, recapitalization or other reclassification affecting the Company’s equity securities (each a “Recapitalization Event”), or (iv) any merger or consolidation of the Company with or into any other corporation, or any voluntary or involuntary dissolution, liquidation or winding up of the Company, the Company shall mail to each holder of the Preferred Stock at least ten (10) days prior to the record date specified therein (or such shorter period approved by the holders of the Preferred Stock Majority), a notice specifying (x) the date on which any such record is to be taken for the purpose of such dividend or distribution and a description of such dividend or distribution, (y) the date on which any such Deemed Liquidation Event, Recapitalization Event, transfer, consolidation, merger, dissolution, liquidation or winding up is expected to become effective and (z) the date, if any, that is to be fixed as to when the holders of record of the Common Stock (or other securities) shall be entitled to exchange their shares of the Common Stock (or other securities) for securities or other property deliverable upon such Deemed Liquidation Event, Recapitalization Event, transfer, consolidation, merger, dissolution, liquidation or winding up.
(m)    Automatic Conversion.
(i)    Upon either (A) the written consent of the Preferred Stock Majority; or (B) immediately prior to the closing of the Company’s sale of its Common Stock (which shares are to be listed for trading on the Nasdaq Stock Market’s National Market or the New York Stock Exchange) in a firm commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “Securities Act”) covering the offer and sale of the Common Stock for the account of the Company (a “Public Offering”), with a price per share multiplied by the Common Stock outstanding (including Common Stock issuable upon conversion of the Preferred Stock) immediately prior to the offering, which is at least 2.5 times the Series E Original Issue Price per share (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Common Stock) and resulting in at least $50,000,000 of net proceeds to the Company (the “Qualified Public Offering”) (the time of such closing or the date and time of the event specified in such vote or written consent is referred to herein as the “Automatic Conversion Time”), all outstanding shares of the Preferred Stock shall automatically be converted into shares of the Common Stock, at the then-effective Applicable Conversion Rate. Upon any automatic conversion set forth in this Subsection 4(m)(i), any declared but unpaid dividends on the Preferred Stock shall be paid in accordance with the provisions of Subsection 4(d).
(ii)    The Company shall send to all holders of record of shares of the Preferred Stock written notice of the Automatic Conversion Time and the place designated for mandatory conversion of all such shares of the Preferred Stock pursuant to this Subsection 4(m). The Company need not send such notice in advance of the occurrence of the Automatic Conversion Time. Upon receipt of such notice, each holder of shares of the Preferred Stock shall surrender such holder’s certificate or certificates for all such shares (or, if such holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Company to indemnify the Company against any claim that may be made against the Company on account of the alleged loss, theft or destruction of such certificate) to the Company at the place designated in such notice, and shall thereafter receive a certificate or certificates for the number of shares of the Common Stock to which such holder is entitled pursuant to this Subsection 4(m). At the Automatic Conversion Time, all outstanding shares of the Preferred Stock shall be deemed to have been converted into shares of the Common Stock, which shall be deemed to be outstanding of record, and all rights with respect to the Preferred Stock so converted, including the rights, if any, to receive notices and vote (other than as a holder of the Common Stock), will terminate, except only the rights of the holders thereof, upon surrender of their certificate or certificates (or lost certificate affidavit and agreement) therefor, to receive the items provided for in the last sentence of this clause (ii). If so required by the Company, certificates surrendered for conversion shall be endorsed or accompanied by written instrument or instruments of transfer, in form satisfactory to the Company, duly executed by the registered holder or by such holder’s attorney duly authorized in writing. As soon as practicable after the Automatic Conversion Time and the surrender of the certificate or certificates (or lost certificate affidavit and agreement) for the Preferred Stock, the Company shall issue and deliver to such holder, or to such holder’s nominees, a certificate or certificates for the number of full shares of the Common Stock issuable on such conversion in accordance with the provisions hereof, together with cash as provided below in lieu of any fraction of a share of the Common Stock otherwise issuable upon such conversion and the payment of any declared and unpaid dividends on the shares converted.
(iii)    All shares of the Preferred Stock shall, from and after the Automatic Conversion Time, no longer be deemed to be outstanding and, notwithstanding the failure of the holder or holders thereof to surrender the certificates for such shares on or prior to such time, all rights with respect to such shares shall immediately cease and terminate at the Automatic Conversion Time, except only the right of the holders thereof to receive shares of the Common Stock in exchange therefor and to receive payment of any dividends declared but unpaid thereon. All converted shares of the Preferred Stock shall be retired and cancelled and may not be reissued as shares of such series, and the Company may thereafter take such appropriate action (without the need for stockholder action) as may be necessary to reduce the authorized number of shares of the Preferred Stock accordingly.
(n)    Special Mandatory Conversion. The capitalized terms used in this Subsection 4(n) shall have the meanings ascribed to them in the Series E Preferred Stock Purchase Agreement entered into by and between the Company and the Purchasers named therein, dated as of on or around the Filing Date (the “Stock Purchase Agreement”).
(i)    Trigger Event. In the event that any Purchaser does not participate in the Tranche 2 Closing, in accordance with the terms and conditions set forth in the Stock Purchase Agreement by not purchasing such holder’s full amount of the shares of the Series E Preferred set forth on Exhibit A of the Stock Purchase Agreement required to be purchased thereby at the Tranche 2 Closing, then each share of the Series E Preferred held by such holder shall automatically, on a certificate-by-certificate basis, and without any further action on the part of such holder, be converted into such number of shares of the Common Stock at a ratio of every ten (10) shares of the Series E Preferred to one (1) share of the Common Stock, pursuant to Subsection 4(a), rounded to the nearest whole share, effective upon, subject to, and concurrently with, the consummation of each of the Tranche 2 Closing. Such conversion is referred to as a “Special Mandatory Conversion.”
(ii)    Voluntary Conversion Not Effective. Notwithstanding anything to the contrary in Subsection 4(a), no holder of shares of the Series E Preferred may convert any shares of the Series E Preferred into shares of the Common Stock pursuant to Section 4(a) hereof prior to the date that is ten (10) business days after the Tranche 2 Closing; provided, that this Subsection 4(n)(ii) shall terminate and no longer be of force and effect upon the earliest of (i) the 10th business day following the date of the Tranche 2 Closing, and (ii) the completion of a Deemed Liquidation Event.
(iii)    Special Mandatory Conversion Procedural Requirements. Upon a Special Mandatory Conversion, each holder of shares of the Series E Preferred converted pursuant to Subsection 4(n)(i) shall be sent written notice of such Special Mandatory Conversion and the place designated for mandatory conversion of all such shares of the Series E Preferred pursuant to this Subsection 4(n). Upon receipt of such notice, each holder of such shares of the Series E Preferred in certificated form shall surrender his, her or its certificate or certificates for all such shares (or, if such holder alleges that any such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate) to the Corporation at the place designated in such notice. If so required by the Corporation, any certificates surrendered for conversion shall be endorsed or accompanied by written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or by his, her or its attorney duly authorized in writing. All rights with respect to the shares of the Series E Preferred converted pursuant to Subsection 4(n)(i), including the rights, if any, to receive notices and vote (other than as a holder of the Common Stock), will terminate at the time of the Special Mandatory Conversion (notwithstanding the failure of the holder or holders thereof to surrender any certificates for such shares at or prior to such time), except only the rights of the holders thereof, upon surrender of any certificate or certificates of such holders therefor (or lost certificate affidavit and agreement), to receive the items provided for in the next sentence of this Subsection 4(n)(iii). As soon as practicable after the Special Mandatory Conversion and, if applicable, the surrender of any certificate or certificates (or lost certificate affidavit and agreement) for shares of the Series E Preferred so converted, the Corporation shall (a) if shares of the Common Stock are in certificated form, issue and deliver to such holder, or to his, her or its nominees, a certificate or certificates for the number of full shares of the Common Stock issuable upon such conversion in accordance with the provisions hereof or (b) if shares of Common Stock are not in certificated form, issue and deliver to such holder, or to his, her or its nominees, a notice of issuance of uncertificated shares and may, upon written request, issue and deliver a certificate for the number of full shares of the Common Stock issuable upon such conversion in accordance with the provisions hereof. Such converted shares of the Series E Preferred shall be retired and cancelled and may not be reissued as shares of such series, and the Corporation may thereafter take such appropriate action (without the need for stockholder action) as may be necessary to reduce the authorized number of shares of the Series E Preferred accordingly.
(o)    Fractional Shares. No fractional shares of the Common Stock shall be issued upon conversion of the Preferred Stock. All shares of the Common Stock (including fractions thereof) issuable upon conversion of more than one share of the Preferred Stock by a holder thereof shall be aggregated for purposes of determining whether the conversion would result in the issuance of any fractional share. If, after the aforementioned aggregation, the conversion would result in the issuance of any fractional share, the Company shall, in lieu of issuing any fractional share, pay cash equal to the product of such fraction multiplied by the Common Stock’s fair market value (as determined in good faith by the Board) on the date of conversion.
(p)    Reservation of Stock Issuable Upon Conversion. The Company shall at all times reserve and keep available out of its authorized but unissued shares of the Common Stock, solely for the purpose of effecting the conversion of the shares of the Preferred Stock, such number of its shares of the Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Preferred Stock. If at any time the number of authorized but unissued shares of the Common Stock shall not be sufficient to effect the conversion of all then-outstanding shares of the Preferred Stock, the Company will take such corporate action as may, in the opinion of its legal counsel, be necessary to increase its authorized but unissued shares of the Common Stock to such number of shares as shall be sufficient for such purpose.
(q)    Payment of Taxes. The Company will pay all taxes (other than taxes based upon income) and other governmental charges that may be imposed with respect to the issue or delivery of shares of the Common Stock upon conversion of shares of the Preferred Stock, excluding any tax or other charge imposed in connection with any transfer involved in the issue and delivery of shares of the Common Stock in a name other than that in which the shares of the Preferred Stock so converted were registered.
5.    REDEMPTION. Other than as set forth in Subsections 3(h)(ii)(B), (C), (D), (E) and (F), the Preferred Stock is not redeemable at the option of the holder thereof.
6.    NOTICES. Any notice required or permitted by the provisions of this Article IV to be given to a holder of shares of the Preferred Stock shall be mailed, postage prepaid, to the post office address last shown on the records of the Company, or given by electronic communication in compliance with the provisions of the DGCL, and shall be deemed sent upon such mailing or electronic transmission.
C.    The rights, preferences, privileges, restrictions and other matters relating to the Common Stock are as follows:
1.    RELATIVE RIGHTS OF PREFERRED STOCK AND COMMON STOCK. All preferences, voting powers, relative, participating, optional or other special rights and privileges, and qualifications, limitations or restrictions of the Common Stock are expressly made subject to and subordinate to those that may be fixed with respect to any shares of the Preferred Stock.
2.    VOTING RIGHTS. The holder of each share of Common Stock shall have the right to one vote for each such share, and shall be entitled to notice of any stockholders’ meeting in accordance with the Bylaws, and shall be entitled to vote upon such matters and in such manner as may be provided by law, provided, however, that, except as otherwise required by law, holders of Common Stock, as such, shall not be entitled to vote on any amendment to this Restated Certificate that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to this Restated Certificate or pursuant to the General Corporation Law. The number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by (in addition to any vote of the holders of one or more series of Preferred Stock that may be required by the terms of this Restated Certificate) the affirmative vote of the holders of a majority of the stock of the Company entitled to vote, irrespective of the provisions of Section 242(b)(2) of the General Corporation Law.
3.    REDEMPTION. The Common Stock is not redeemable at the option of the holder.
V.
The Company is to have perpetual existence.

VI.
In furtherance and not in limitation of the powers conferred by statute, the Board is expressly authorized to make, alter or repeal the Bylaws of the Company, subject to any restrictions or voting requirements set forth in this Restated Certificate.
VII.
Elections of directors need not be by written ballot unless the Bylaws of the Company shall so provide.
VIII.
Except as otherwise set forth herein, (a) any of the rights, powers, preferences and other terms of the Preferred Stock set forth herein may be waived on behalf of all holders of Preferred Stock by the affirmative written consent or vote of the holders of a majority of the shares of Preferred Stock then outstanding and (b) at any time more than one (1) series of Preferred Stock is issued and outstanding, any of the rights, powers, preferences and other terms of any series of Preferred Stock set forth herein may be waived on behalf of all holders of such series of Preferred Stock by the affirmative written consent or vote of the holders of a majority of the shares of such series of Preferred Stock then outstanding, except for (i) the Series C Preferred which shall require the affirmative written consent or vote of the holders of at least sixty percent (60%) of the shares of Series C Preferred then outstanding; (ii) the Series D Preferred which shall require the affirmative written consent or vote of the holders of at least sixty-five percent (65%) of the shares of Series D Preferred then outstanding; and (iii) the Series E Preferred which shall require the affirmative written consent or vote of the holders of at least sixty percent (60%) of the shares of Series E Preferred then outstanding.
IX.
No director of the Company shall be liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such an exemption from liability or limitation thereof is not permitted under the DGCL as presently in effect or as the same may hereafter be amended. No amendment to or repeal of this provision shall apply to or have any effect on the liability or alleged liability of any director of the Company for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.
X.
The following indemnification provisions shall apply to the persons enumerated below.
A.    The Company shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person (an “Indemnified Person”) who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative

(a “Proceeding”), by reason of the fact that such person, or a person for whom such person is the legal representative, is or was a director or officer of the Company or, while a director or officer of the Company, is or was serving at the request of the Company as a director, officer, employee or agent of another corporation or of a partnership, joint venture, limited liability company, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees) reasonably incurred by such Indemnified Person in such Proceeding. Notwithstanding the preceding sentence, except as otherwise provided in Section C of this Article X, the Company shall be required to indemnify an Indemnified Person in connection with a Proceeding (or part thereof) commenced by such Indemnified Person only if the commencement of such Proceeding (or part thereof) by the Indemnified Person was authorized in advance by the Board.
B.    The Company shall pay the expenses (including attorneys’ fees) incurred by an Indemnified Person in defending any Proceeding in advance of its final disposition, provided, however, that, to the extent required by law, such payment of expenses in advance of the final disposition of the Proceeding shall be made only upon receipt of an undertaking by the Indemnified Person to repay all amounts advanced if it should be ultimately determined that the Indemnified Person is not entitled to be indemnified under this Article X or otherwise.
C.    If a claim for indemnification or advancement of expenses under this Article X is not paid in full within thirty (30) days after a written claim therefor by the Indemnified Person has been received by the Company, the Indemnified Person may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action the Company shall have the burden of proving that the Indemnified Person is not entitled to the requested indemnification or advancement of expenses under applicable law.
D.    The Company may indemnify and advance expenses to any person who was or is made or is threatened to be made or is otherwise involved in any Proceeding by reason of the fact that such person, or a person for whom such person is the legal representative, is or was an employee or agent of the Company or, while an employee or agent of the Company, is or was serving at the request of the Company as a director, officer, employee or agent of another corporation or of a partnership, joint venture, limited liability company, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees) reasonably incurred by such person in connection with such Proceeding. The ultimate determination of entitlement to indemnification of persons who are non-director or officer employees or agents shall be made in such manner as is determined by the Board in its sole discretion. Notwithstanding the foregoing sentence, the Company shall not be required to indemnify a person in connection with a Proceeding initiated by such person if the Proceeding was not authorized in advance by the Board.
E.    The Company may pay the expenses (including attorneys’ fees) incurred by an employee or agent in defending any Proceeding in advance of its final disposition on such terms and conditions as may be determined by the Board.

F.    The rights conferred on any person by this Article X shall not be exclusive of any other rights which such person may have or hereafter acquire under any statute, provision of the Bylaws of the Company, other agreement, vote of stockholders or disinterested directors or otherwise.
G.    The Company’s obligation, if any, to indemnify any person who was or is serving at its request as a director, officer or employee of another corporation, partnership, limited liability company, joint venture, trust, organization or other enterprise shall be reduced by any amount such person may collect as indemnification from such other corporation, partnership, limited liability company, joint venture, trust, organization or other enterprise.
H.    The Board may, to the fullest extent permitted by applicable law as it presently exists, or may hereafter be amended from time to time, authorize an appropriate officer or officers to purchase and maintain at the Company’s expense insurance: (i) to indemnify the Company for any obligation which it incurs as a result of the indemnification of directors, officers and employees under the provisions of this Article X; and (ii) to indemnify or insure directors, officers and employees against liability in instances in which they may not otherwise be indemnified by the Company under the provisions of this Article X.
I.    Any repeal or modification of the foregoing provisions of this Article X shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification. The rights provided hereunder shall inure to the benefit of any Indemnified Person and such person’s heirs, executors and administrators.
XI.
The Company renounces, to the fullest extent permitted by law, any interest or expectancy of the Company in, or in being offered an opportunity to participate in, any Excluded Opportunity. An “Excluded Opportunity” is any matter, transaction or interest that is presented to, or acquired, created or developed by, or which otherwise comes into the possession of, (A) any director of the Company who is not an employee of the Company or any of its subsidiaries, or (B) any holder of Preferred Stock or any partner, member, director, stockholder, employee, affiliate or agent of any such holder, other than someone who is an employee of the Company or any of its subsidiaries (collectively, “Covered Persons”), unless such matter, transaction or interest is presented to, or acquired, created or developed by, or otherwise comes into the possession of, a Covered Person expressly and solely in such Covered Person’s capacity as a director of the Company while such Covered Person is performing services in such capacity. Any repeal or modification of this Article XI will only be prospective and will not affect the rights under this Article XI in effect at the time of the occurrence of any actions or omissions to act giving rise to liability. Notwithstanding anything to the contrary contained elsewhere in this Restated Certificate, the affirmative vote of the Preferred Stock Majority will be required to amend or repeal, or to adopt any provisions inconsistent with this Article XI.

XII.
Unless the Company consents in writing to the selection of an alternative forum, the Court of Chancery in the State of Delaware shall be the sole and exclusive forum for (A) any derivative action or proceeding brought on behalf of the Company, (B) any action asserting a claim of breach of fiduciary duty owed by any director, officer or other employee of the Company to the Company or the Company’s stockholders, (C) any action asserting a claim arising pursuant to any provision of the DGCL or this Restated Certificate or the Bylaws of the Company, each as amended from time to time, or (D) any action asserting a claim governed by the internal affairs doctrine.
XII.
Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws may provide. The books of the Company may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws.
* * * *
FOUR: This Restated Certificate has been duly approved by the Board.
FIVE: This Restated Certificate has been duly adopted in accordance with the provisions of Sections 242 and 245 of the DGCL by the stockholders of the Company and was approved by written consent of the stockholders of the Company in accordance with the provisions of Section 228 of the DGCL.
SIGNATURE ON THE FOLLOWING PAGE

IN WITNESS WHEREOF, the Company has caused this Fourth Amended and Restated Certificate of Incorporation to be signed by its President and Chief Executive Officer this 6th day of March, 2025.

SHOULDER INNOVATIONS, INC.

By:	/s/ Robert Ball
Name: Robert Ball
Title: Chief Executive Officer
SHOULDER INNOVATIONS, INC.
SIGNATURE PAGE TO FOURTH AMENDED AND RESTATED CERTIFICATE OF INCORPORATION